UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2010

ULTICOM, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-30121	22-2050748
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Briggs Road Mount Laurel, New Jersey	08054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 787-2700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
In connection with the consummation of the Merger (as defined below), on December 3, 2010, Ulticom, Inc., a New Jersey corporation (“Ulticom” or the “Company”), entered into a Termination Agreement (the “Termination Agreement”) with Comverse Technology, Inc., a New York corporation and the Company’s majority shareholder prior to the Merger (“Comverse”), pursuant to which the following agreements between the Company and Comverse were terminated:
•	the Tax Sharing Agreement, dated December 21, 1999, pursuant to which the Company and Comverse allocated between Comverse and Ulticom their consolidated federal income tax liability for taxable years and certain related matters and pursuant to which the Company paid Comverse an amount equal to its separate tax liability during years in which Comverse filed a consolidated federal income tax return which included Ulticom (the foregoing description is qualified in its entirety by reference to the Tax Sharing Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference);
•	the Registration Rights Agreement, dated as of January 1, 2000, pursuant to which the Company granted to Comverse certain registration rights with respect to Ulticom’s common stock (the “Common Stock”), including rights to register for sale shares of Common Stock that are or have been acquired by directors, officers and employees of Comverse upon the exercise of options granted to them by Comverse, and agreed to indemnify Comverse, its directors, officers and employees against liabilities that may result from their sale of Common Stock, including Securities Act liabilities (the foregoing description is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference); and
•	the Business Opportunities Agreement, dated as of January 1, 1999, pursuant to which Comverse and Ulticom allocated between Comverse and Ulticom opportunities to pursue transactions or matters that, absent such allocation, could constitute corporate opportunities of both companies, and Comverse agreed to indemnify Comverse and its directors and officers against any liabilities arising out of any claim that any provision of the agreement or the failure to offer any business opportunity to the Company violates or breaches any duty that may be owed to the Company by Comverse or any of its directors or officers (the foregoing description is qualified in its entirety by reference to the Business Opportunities Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference).
Under the terms and conditions of the Termination Agreement, the Company and Comverse agreed to mutually release the other party, Parent and Merger Sub and their respective successors and assigns from all claims relating to the terminated agreements that either the Company or Comverse had or may have had against the released parties. The foregoing description is qualified in its entirety by reference to the Termination Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement
The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 1.02.
Item 2.01 Completion of Acquisition or Disposition of Assets
As previously disclosed, on October 12, 2010, Ulticom entered into a definitive merger agreement (the “Merger Agreement”) with Utah Intermediate Holding Corporation, a Delaware corporation (“Parent”) and Utah Merger Corporation, a New Jersey corporation and wholly owned subsidiary of Parent (“Merger Sub”), both affiliates of Platinum Equity, LLC, a Delaware limited liability company (“Platinum Equity”), providing for the acquisition of Ulticom by Platinum Equity for a purchase price of $2.33 per share of Common Stock in cash (the “Merger Consideration”), after payment of a special dividend in the amount of $5.74 per share in cash (the “Merger”).

Immediately prior to the Merger, Parent acquired all of the shares of Common Stock held by Comverse pursuant to the Share Purchase Agreement, dated as of October 12, 2010 (the “Share Purchase Agreement”), by and among Comverse, Parent and Merger Sub. The description of the Share Purchase Agreement and the transactions contemplated thereby in this Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by, the Share Purchase Agreement, which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.
At a special meeting of shareholders of the Company held on December 2, 2010 (the “Special Meeting”), the Company’s shareholders adopted the Merger Agreement and approved the Merger.
On December 3, 2010, in accordance with the Merger Agreement and pursuant to the New Jersey Business Corporation Act, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Parent.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On December 3, 2010, Ulticom notified the NASDAQ Global Market (“Nasdaq”) of the consummation of the Merger and requested that trading in the Common Stock be suspended prior to market open the next business day and that the Common Stock be withdrawn from listing on Nasdaq. On the same day, Nasdaq filed a Form 25 with the Securities and Exchange Commission (“SEC”) to delist and deregister the Common Stock. As a result, the Common Stock will no longer be listed on Nasdaq following the close of business on December 3, 2010.
Item 3.03 Material Modification to Rights of Security Holders
At the effective time and as a result of the Merger, each outstanding share of the Common Stock, other than shares held by the Company, Parent, Merger Sub or any of their respective subsidiaries, was cancelled and converted into the right to receive the Merger Consideration.
The description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
Item 5.01 Changes in Control of Registrant
As a result of the transactions contemplated by the Share Purchase Agreement and the Merger, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. The disclosures under Items 2.01 and 3.03 above and 5.02 below are incorporated herein by reference.
The aggregate consideration paid to Comverse under the Share Purchase Agreement was approximately $17.2 million, amounting to up to $2.33 per share and consisting of (i) approximately $13.2 million paid in cash by Parent at the closing of the Share Purchase Agreement and (ii) two non-interest bearing promissory notes in the aggregate principal amount of $4.0 million issued by Merger Sub to Comverse. The merger consideration was $2.33 per share, or $8.76 million in the aggregate. The source of funds for the payment of the merger consideration and the consideration paid under the Share Purchase Agreement was investment capital available to certain private investment funds controlled by Platinum Equity.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
In accordance with the Merger Agreement, upon completion of the Merger, the directors of Merger Sub became the directors of the Company. Accordingly, on December 3, 2010, each of Paul D. Baker, John Bunyan, Michael J. Chill, Andre Dahan, Ron Hiram, Joel Legon, Rex A. McWilliams, Shawn K. Osborne and Shefali Shah ceased to be members of the Company’s board of directors and any committees to which they belonged and were replaced by Eva M. Kalawski, Executive Vice President, General Counsel and Secretary of Platinum Equity. Upon completion of the Merger, each of James Johnston, Jamie McArdle, and Shila Roohi ceased to be the Senior Vice President, Operations, Senior Vice President, Worldwide Sales, and Senior Vice President, Engineering, respectively, of the Company, but remained employees of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year
At the effective time of the Merger, the restated certificate of incorporation and the bylaws of Merger Sub as in effect immediately prior to the effective time of the Merger and attached hereto as Exhibits 3.1 and 3.2, respectively, became the certificate of incorporation and bylaws of the Company. Each of Exhibit 3.1 and 3.2 is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders
At the Special Meeting, the Company’s shareholders voted on (1) a proposal (“Proposal 1”) to approve and adopt the Merger Agreement and (2) a proposal (“Proposal 2”) to approve an adjournment or postponement of the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement. The matters acted upon at the Special Meeting are described in more detail in the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on November 1, 2010, pursuant to which proxies were solicited. Set forth are the voting results for the proposals considered and voted upon at the Special Meeting:

	For	Against	Abstain	Broker Non-Votes
Proposal 1	9,674,398	1,005,019	254	0
Proposal 2	9,611,181	1,068,224	268	0
Item 7.01 Regulation FD Disclosure
The Company issued a press release on December 2, 2010, announcing that its shareholders voted to approve the Merger Agreement at the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The Exhibit Index immediately following the signature page to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 3, 2010	ULTICOM, INC.
	By:	/s/ Shawn Osborne
		Name:	Shawn K. Osborne
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 12, 2010, by and among Utah Intermediate Holding Corporation, Utah Merger Corporation, and Ulticom, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on October 13, 2010).
3.1	Restated Certificate of Incorporation
3.2	Bylaws
10.1	Federal Income Tax Sharing Agreement, dated as of December 21, 1999, between Comverse Technology, Inc. and Ulticom, Inc. (incorporated by reference from the Company’s Amendment No. 1 to the Registration Statement on Form S-1 under the Securities Act of 1933, Registration No. 333-94873, filed on February 29, 2000).
10.2	Registration Rights Agreement, dated as of January 1, 2000, between Comverse Technology, Inc. and Ulticom, Inc. (incorporated by reference from the Company’s Amendment No. 1 to the Registration Statement on Form S-1 under the Securities Act of 1933, Registration No. 333-94873, filed on February 29, 2000).
10.3	Business Opportunities Agreement, dated as of January 1, 1999, between Comverse Technology, Inc. and Ulticom, Inc. (incorporated by reference from the Company’s Amendment No. 1 to the Registration Statement on Form S-1 under the Securities Act of 1933, Registration No. 333-94873, filed on February 29, 2000)
10.4	Termination Agreement, dated as of December 3, 2010, by and between Ulticom, Inc. and Comverse Technology, Inc.
10.5	Share Purchase Agreement, dated as of October 12, 2010, by and among Comverse Technology, Inc., Utah Intermediate Holding Corporation and Utah Merger Corporation (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 13, 2010).
99.1	Press Release, dated December 2, 2010